EXHIBIT 16.1
                               WILLIAM E. COSTELLO
                                    Certified
                                     Public
                                   Accountant
                                   ----------

                      16055 VENTURA BOULEVARD, SUITE 1212,
                            ENCINO, CALIFORNIA 91436

                                February 1, 2005

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

                             RE: GLOBAL LINKS CORP.

Ladies and Gentlemen:

We have read the disclosure contained in the Issuer's Form 8-K (Item 4.01) dated February 1, 2005 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the Issuer contained therein.

Very truly yours,

                           /s/ William E. Costello CPA
                           ----------------------------
                           William E. Costello CPA


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